As filed with the Securities and Exchange Commission on September 19, 2022
Registration No. 333-259398

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-1 ON
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rockley Photonics Holdings Limited
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	3674	98-1644526
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

3rd Floor, 1 Ashley Road
Altrincham, Cheshire, United Kingdom, WA14 2DT
+44 (0) 1865 292017
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

 Tom Adams, Esq.
General Counsel
Rockley Photonics Holdings Limited
3rd Floor, 1 Ashley Road
Altrincham, Cheshire, United Kingdom, WA14 2DT

+44 (0) 1865 292017
Copies to:

James J. Masetti, Esq. Davina K. Kaile, Esq. Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, CA 94304 Tel: (650) 233-4500 Fax: (650) 233-4545

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by the selling securityholders.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On September 9, 2021, the Registrant filed a Registration Statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-259398) (as amended, the “Registration Statement”), covering the resale of up to 52,048,361 ordinary shares, nominal or par value of $0.000004026575398 per share (“ordinary shares”) and 5,450,000 warrants, which includes (i) up to 2,987,500 shares held by certain persons and entities (the “Original Holders”) holding ordinary shares initially purchased by SC Health Holdings Limited (the “Sponsor”) in a private placement in connection with the initial public offering (the “IPO”) of SC Health Corporation (“SC Health”) and 2,500,000 shares held by RP Bridge LLC and ROC SPV XIV LLC (“collectively, the “Sponsor Lenders” and, together with the Sponsor, the “Sponsor-Related Holders”) (ii) 5,450,000 ordinary shares issuable upon the exercise of warrants held by the Sponsor-Related Holders, and (iii) 41,110,861 shares held by certain affiliates and former affiliates of the Company, in addition to up to 721,070 ordinary shares exercisable upon the exercise of options to acquire ordinary shares. The Registration Statement was subsequently declared effective by the SEC on September 22, 2021 and the post-effective amendments filed thereto became effective on March 16, 2022 and March 22, 2022.

This Post-Effective Amendment No. 3 to Form S-1 on Form S-3 (“Post-Effective Amendment”) is being filed by the Registrant to (i) convert the Registration Statement on Form S-1 into a Registration Statement on Form S-3 and (ii) to update certain information regarding the securities being offered pursuant to the prospectus contained herein. The total shares registered under this Post-Effective Amendment do not reflect any sales of ordinary shares or ordinary shares issued upon the exercise of warrants subsequent to the effectiveness of the Registration Statement.

The information included in this Post-Effective Amendment amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION — DATED SEPTEMBER 19, 2022
PROSPECTUS
Rockley Photonics Holdings Limited
Up to 52,769,431 Ordinary Shares

This prospectus relates to the issuance from time to time by Rockley Photonics Holdings Limited, a Cayman Islands exempted company (the “Company,” “Rockley,” “we,” or “us”) of up to 721,070 ordinary shares exercisable upon the exercise of options to acquire ordinary shares.

This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus or their donees, pledgees, transferees, or other successors in interest, including those who receive any of the shares as a gift, pledge, distribution, redemption, repurchase, cancellation, or other non-sale related transfer of up to 52,048,361 ordinary shares and 5,450,000 warrants, which includes (i) up to 2,987,500 shares held by the Original Holders holding ordinary shares initially purchased by the Sponsor in a private placement in connection with the IPO of SC Health and 2,500,000 shares held by the Sponsor Lenders (ii) 5,450,000 ordinary shares issuable upon the exercise of warrants held by the Sponsor-Related Holders, and (iii) 41,110,861 shares held by certain affiliates and former affiliates of the Company. We are registering the offer and sale of certain securities covered by this prospectus to satisfy certain registration rights we have granted, including a Registration Rights and Lock-Up Agreement between us and certain securityholders, which, in addition to providing for registration rights, also provides for certain transfer and lock-up restrictions on such shares. Our registration of the securities covered by this prospectus does not mean that the selling securityholders will offer or sell any of the shares. The selling securityholders may sell the ordinary shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling securityholders may sell the shares in the section entitled “Plan of Distribution.”

The selling securityholders may sell the ordinary shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling securityholders may sell the ordinary shares in the section entitled “Plan of Distribution.”

Except upon the exercise of stock options and warrants to purchase ordinary shares, we are not selling any securities under this prospectus and we will not receive any proceeds from the sale of ordinary shares by the selling securityholders pursuant to this prospectus. The selling securityholders will pay all brokerage fees and commissions and similar expenses. We will pay certain expenses, except brokerage fees and commissions and similar expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

In connection with any sales of securities offered hereunder, the selling securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

We are an “emerging growth company” and a “smaller reporting company” as those terms are defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Our ordinary shares and warrants to purchase ordinary shares (the “Public Warrants”) are listed on the New York Stock Exchange under the symbols “RKLY” and “RKLY.WS,” respectively. On September 16, 2022, the closing price of our ordinary shares was $1.13 and the closing price for our Public Warrants was $0.12.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 5 and in the documents incorporated by reference in this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 19, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), which includes exhibits and provides more detail of the matters discussed in this prospectus. You should read this prospectus, the documents incorporated by reference herein, and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information” before making your investment decision. The selling securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such selling securityholders of the securities offered by them described in this prospectus.

Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, including the documents incorporated by reference herein, or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Except as otherwise set forth in this prospectus, neither we nor the selling securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

On August 11, 2021, Rockley Photonics Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability, Rockley Photonics Limited, a company organized under the laws of England and Wales, or Rockley UK and Legacy Rockley, and SC Health Corporation, an exempted company incorporated in the Cayman Islands with limited liability, or SC Health, consummated the business combination, or the Business Combination, contemplated by the Business Combination Agreement and Plan of Merger, dated March 19, 2021, or the Business Combination Agreement, by and among Rockley, Rockley UK, SC Health, and Rockley Mergersub Limited, an exempted company incorporated in the Cayman Islands with limited liability and a direct wholly owned subsidiary of Rockley, or Merger Sub. In connection with the closing of the Business Combination, Rockley UK became a direct wholly owned subsidiary of Rockley and Merger Sub was merged with and into SC Health, with SC Health surviving the merger and becoming a direct wholly owned subsidiary of Rockley.
Unless the context indicates otherwise, references in this prospectus to “Rockley,” the “Company,” “we,” “us,” “our” and similar terms refer to Rockley Photonics Holdings Limited, and, as the context requires, its consolidated subsidiaries (including Rockley UK and SC Health).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements in this prospectus and in the documents that are incorporated by reference herein that are not historical in nature constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding (i) the Company’s financial position, business strategy, liquidity, cash utilization and cash requirements, and financing needs, (ii) the anticipated features, benefits, and applications of the Company’s products and technology, (iii) the plans and objectives of the Company and management, and (iv) the Company’s product development plans and timeline and anticipated customer and strategic relationships, and are not guarantees of future or actual results or performance. When used in this prospectus, the words “anticipate,” “believe,” “can,” “continue,” “could,” “developing,” “enable,” “estimate,” “eventual,” “expand, “expect,” “focus,” “future,” “goal,” “intend,” “may,” “might,” “opportunity,” “outlook,” “plan,” “possible,” “position,” “potential,” “predict,” “project,” “revolutionize,” “seem,” “should,” “trend,” “will,” “would” or other terms that predict or indicate future events, trends, or expectations, and similar expressions or the negative of such expressions may identify forward-looking statements, but the absence of these words or terms does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus include, but are not limited to, statements regarding the following:
•Rockley’s financial and business performance, anticipated financial outlook, business metrics, anticipated growth rate, product development plans and opportunities;
•Rockley’s future capital requirements, sources and uses of cash, cash utilization rate, and ability to continue as a going concern;
•Rockley’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans to commercialize products and services, and anticipated timing thereof;
•the implementation, market acceptance, and success of Rockley’s business model;
•developments and expectations relating to Rockley’s competitors, target markets, and industry;
•Rockley's ability to obtain financing when and as needed on acceptable terms;
•Rockley's ability to comply with the financial covenants in debt instruments, including its convertible note financing;
•fluctuations in Rockley’s stock price and Rockley’s ability to maintain the listing of its ordinary shares and Public Warrants on the NYSE;
•the outcome of any known and unknown litigation and regulatory proceedings;
•the ability of our products to provide continuous health and wellness monitoring with the potential to accelerate advancements in early disease detection and potentially prevention;
•the ability of our technology to allow monitoring devices the size of clinical machines to be reduced to the size of a wearable device;
•Rockley’s expectations as to when it may generate sufficient revenue from the sale of its products and services to cover expansion plans, operating expenses, working capital, and capital expenditures;
•the development status and anticipated timeline for commercial production of Rockley’s products;
•Rockley’s plans for products under development and future products and anticipated features and benefits thereof;
•the status and expectations regarding Rockley’s customer and strategic partner relationships, and potential customer and strategic partner relationships;
•the total addressable markets for Rockley’s products and technology;
•the ability of Rockley to increase market share in its existing markets or any new markets it may enter;
•Rockley’s ability to obtain any required regulatory approvals, including any required Food and Drug Administration (“FDA”) approvals, in connection with its anticipated products and technology;
•Rockley’s ability to maintain an effective system of internal control over financial reporting;
•Rockley’s ability to maintain and protect its intellectual property;
•Rockley’s success in retaining and recruiting officers, key employees, and directors;
•Rockley's ability to manage its growth effectively;
•Rockley's ability to achieve and maintain profitability in the future;
•Rockley’s ability to raise sufficient capital to fund its growth and product development; and
•the impact of the COVID-19 pandemic.

The forward-looking statements contained in this prospectus and in the documents incorporated by reference herein are based on various assumptions, whether or not identified in this prospectus, and on Rockley’s current expectations, beliefs, and assumptions and are not predictions of actual performance. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond Rockley’s control), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. We discus many of these risks and uncertainties in greater detail under the section entitled “Risk Factors” contained in this prospectus, in the documents incorporated by reference herein, and in our SEC filings. If any of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, actual results may differ materially from those discussed in or implied by these forward-looking statements. There can be no assurance that future developments affecting Rockley will be those that have been anticipated.
Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement.
These forward-looking statements made by us in this prospectus and any accompanying prospectus supplement speak only as of the date of this prospectus and any accompanying prospectus supplement, and the documents incorporated by reference herein speak only as of the date such forward-looking statements are made. Except as required under the federal securities laws and rules and regulations of the SEC, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein or therein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

You should read this prospectus, the documents incorporated by reference herein, and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference herein and does not contain all of the information that you should consider before investing in our ordinary shares. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the documents we have incorporated by reference in this prospectus, along with our consolidated financial statements and related notes incorporated by reference in this prospectus.
The Company
We specialize in the research and development of integrated silicon photonics chipsets and have developed a comprehensive range of silicon photonics technologies that have both the power and the flexibility to support a wide range of potential applications. Our silicon photonics platform will incorporate several key components to support these solutions, including photonic integrated circuits and associated modules, sensors, and end-to-end solutions. We expect that our immediate focus over the next two years will be on developing and commercializing our products for incorporation in consumer wearables, medical devices, and dedicated solutions for the healthcare market.
Corporate Information
Rockley was incorporated in the Cayman Islands in March 2021 to facilitate the Business Combination. Rockley Photonics Limited was founded in 2013 in the United Kingdom. SC Health was incorporated in the Cayman Islands in December 2018 as a special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses. SC Health completed its initial public offering in July 2019. In August 2021, Rockley Mergersub Limited, a wholly-owned subsidiary of Rockley UK, merged with and into SC Health (which was subsequently renamed Rockley Photonics Cayman Limited) and shareholders of Rockley UK exchanged their securities in Rockley UK for ordinary shares of Rockley, with each of Rockley UK and SC Health surviving the merger as a wholly owned subsidiary of Rockley. Our principal executive offices are located at 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT. Our telephone number is +44 (0) 1865 292017. Our website address is www.rockleyphotonics.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part, or the documents incorporated by reference herein.
Risk Factor Summary
Rockley’s business and its ability to execute its strategy, and any investment in its securities are subject to risks and uncertainties, many of which are beyond Rockley’s control. You should carefully consider and evaluate all of the risks and uncertainties with respect to any investment in the securities of Rockley, including, but not limited to, the following and those discussed under “Risk Factors.” References below to Rockley shall be deemed to also refer to Rockley and its subsidiaries, as the context requires or as appropriate.
Risks Related to Rockley’s Business and Industry
•If Rockley does not fully develop or commercialize its products and services, or if such products and services experience significant delays, Rockley’s business, financial condition, and results of operation will be materially and adversely affected.
•Rockley has a history of recurring losses and a significant accumulated deficit, which raises substantial doubt about its ability to continue as a “going concern.” Rockley expects to incur significant research and development expenses and devote substantial resources to commercializing new products, which could increase its losses and negatively impact its ability to achieve or maintain profitability.
•If the end products into which Rockley’s products are incorporated are not fully developed and commercialized or do not achieve widespread market acceptance, or if such products experience delays, cancellations, or reductions, or if Rockley’s products are not selected for inclusion in its customers’ end products, are not adopted in other industry verticals or use cases, or are not adopted by leading consumer and medical device companies, Rockley’s business will be materially and adversely affected.

•Rockley’s estimates and expectations as to its financial performance are based upon assumptions, analyses, and internal estimates developed by Rockley’s management. If these assumptions, analyses, or estimates prove to be incorrect or inaccurate, Rockley’s actual operating results may differ materially from any such estimates and expectations.
•Rockley expects its results of operations to fluctuate on a quarterly and annual basis, which could cause Rockley’s stock price to fluctuate or decline.
•If Rockley is unable to manage its growth or scale its operations, its business and operating results could be materially and adversely affected.
•Market opportunity estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate.
•Rockley’s international operations expose it to operational, financial, and regulatory risks, which could harm Rockley’s business.
•Rockley is susceptible to supply shortages, long lead times for components, and supply changes, any of which could disrupt its supply chain and could delay deliveries of its products to customers, which in turn could adversely affect Rockley’s business, results of operations, and financial condition.
•Rockley’s business depends substantially on the efforts of its executive officers, including its Chief Executive Officer and founder, Dr. Andrew Rickman.
Customer-Related Risks
•If Rockley is unable to sell its products to its target customers, including large corporations with substantial negotiating power, or is unable to enter into agreements with customers and suppliers on satisfactory terms, its prospects and results of operations will be adversely affected.
•Rockley currently depends on a few large customers for a substantial portion of its revenue. The loss of, or a significant reduction in, orders from Rockley’s customers, or Rockley’s failure to diversify its customer base, could significantly reduce its revenue and adversely impact Rockley’s operating results.
•Because Rockley does not anticipate long-term purchase commitments with its customers, orders may be cancelled, reduced, or rescheduled with little or no notice, which in turn exposes Rockley to inventory risk, and may cause its business and results of operations to suffer.
Risks Related to Rockley’s Debt Financing
•Rockley is subject to restrictive debt covenants that may limit its ability to finance its future operations and capital needs and to pursue business opportunities and activities.
•We have a significant number of securities outstanding that can be converted into, or exercised for, ordinary shares and certain of our outstanding warrants contain anti-dilution protection, all which may cause significant dilution to our shareholders, have a material adverse impact on the market price of our ordinary shares and make it more difficult for us to raise funds through future equity offerings.
•Our existing and future indebtedness, including the Notes, restricts our ability to raise additional capital to fund our operations and repay our debt including the Notes and limits our ability to react to changes in the economy or the technology industry.
Regulatory, Intellectual Property, Infrastructure, Cybersecurity and Privacy Risks
•Rockley’s failure to comply with applicable governmental export and import control laws and regulations, including those related to the use, distribution, and sale of its products, FDA clearance or approval requirements, or privacy, data protection, and information security requirements in the jurisdictions in which Rockley operates could materially harm its business and operating results.
•Rockley may not be able to adequately protect or enforce its intellectual property rights or prevent unauthorized parties from copying or reverse engineering its products or technology. Further, Rockley’s intellectual property applications, including patent applications, may not be approved or granted.
•A network or data security incident or disruption or performance issues with Rockley’s network infrastructure could harm its brand, reputation, and business, as well as its operating results.
Risks Related to Financial and Accounting Matters
•Rockley’s failure to raise additional capital or generate the significant capital necessary to expand its operations could reduce its ability to compete and could harm its business.
•In preparing Rockley’s consolidated financial statements, Rockley makes good faith estimates and judgments that may change or turn out to be erroneous, which could adversely affect Rockley’s operating results.

Risks Related to Being a Public Company, Rockley’s Ordinary Shares, and General Risks
•Rockley’s ordinary shares may not remain eligible for listing on the NYSE.
•Rockley may be required to take write downs or write offs, or may be subject to restructuring, impairment or other charges that could have a significant negative effect on Rockley’s financial condition, results of operations and the market price of Rockley’s ordinary shares.
•Rockley’s share price may be volatile and sales of substantial volumes of our ordinary shares into the public market or the perception that such sales may occur could cause our share price to decline, including substantially.
•If analysts do not publish or cease publishing research or reports about Rockley or if they change their recommendations regarding Rockley’s securities, the price and trading volume of Rockley’s securities could decline.
•The requirements of being a public company may strain Rockley’s resources, divert management’s attention, and affect its ability to attract and retain qualified board members.
•The global COVID-19 pandemic could harm Rockley’s business, financial condition, results of operations, and prospects.

THE OFFERING

Ordinary shares offered by us	Up to 721,070 ordinary shares issuable upon the exercise of options held by former employees and consultants.

Securities offered by the selling securityholders
Up to 52,048,361 of our ordinary shares and 5,450,000 warrants, which includes (i) up to 2,987,500 ordinary shares held by the Original Holders holding ordinary shares initially purchased by the Sponsor in a private placement in connection with the IPO of SC Health, (ii) 2,500,000 ordinary shares held by the Sponsor Lenders, (iii) 5,450,000 ordinary shares issuable upon the exercise of warrants held by the Sponsor-Related Holders, and (iv) 41,110,861 ordinary shares held by certain affiliates and former affiliates of the Company.

Terms for warrants	Each whole warrant entitles the registered holder one ordinary share at a price of $11.50 per share. These warrants expire on August 11, 2026 at 5:00 p.m. New York City time, or earlier upon redemption.

Ordinary shares outstanding prior to this offering	131,491,976 shares as of August 18, 2022.

Use of proceeds
We will not receive any proceeds from the resale of our ordinary shares included in this prospectus by the selling securityholders.

We will receive proceeds upon the exercise of warrants in the amount of the exercise price of each warrant.

Terms of the offering	The selling securityholders will determine when and how they will dispose of the securities registered for resale under this prospectus.

Dividend Policy	We have not paid any cash dividends on our ordinary shares to date and have no current plans to pay cash dividends on our ordinary shares. See “Market Information for Ordinary Shares and Dividend Policy — Dividend Policy.”

Risk factors	Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” and the other information incorporated by reference herein for a discussion of factors you should consider carefully before deciding to invest in our ordinary shares.

New York Stock Exchange ticker symbols	“RKLY” and “RKLY.WS”

Throughout this prospectus, when we refer to the ordinary shares to be sold by the selling securityholders, we are referring to all ordinary shares reported to us as held by the selling securityholders as of the initial filing of the Registration Statement. We agreed to file this prospectus pursuant to a registration rights agreement between us and certain securityholders. Additional information with respect to the selling securityholders is contained in this prospectus under the section titled “Selling Securityholders.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the specific risks included in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q, Annual Report on Form 10-K or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, as well as the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity, and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, the documents incorporated by reference herein, or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. If any of these risks materialize, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our ordinary shares could decline.

USE OF PROCEEDS

All of the ordinary shares and warrants offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $65.4 million from the exercise of the warrants and the options, assuming the exercise in full of all the warrants and options for cash. If the warrants or options are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. We expect to use the net proceeds from the exercise of the warrants and options, if any, for general corporate purposes.

SELLING SECURITYHOLDERS

Pursuant to the Registration Rights and Lock-Up Agreement, we agreed to file a registration statement with the SEC for the purposes of registering for resale the ordinary shares being offered pursuant to this prospectus by the selling securityholders. We are registering for resale an aggregate of 52,048,361 ordinary shares (including ordinary shares underlying warrants held by the Sponsor-Related Holders and ordinary shares underlying options held by former Rockley UK affiliates) and 5,450,000 warrants held by the Sponsor-Related Holders that may be sold by the selling securityholders named in this prospectus, as well as the pledgees, donees, transferees, assignees, successors-in-interest, designees and others that receive any of the shares as a gift, pledge, distribution, redemption, repurchase, cancellation, or other non-sale related transfer or who later come to hold any of the selling securityholder’s interest in the ordinary shares other than through a public sale (collectively, the “selling securityholders”). The selling securityholders listed in the table below may from time to time offer and sell any or all of the ordinary shares set forth below pursuant to this prospectus.

The following table sets forth, based on written representations initially provided by the selling securityholders, certain information regarding the beneficial ownership of our ordinary shares by the selling securityholders and the ordinary shares being offered by the selling securityholders. As a result, such information may not reflect changes in the number of ordinary shares held by such selling securityholder that occurred subsequent to the filing of the Registration Statement, if any. The applicable percentage ownership of ordinary shares is based on approximately 131,491,976 ordinary shares outstanding as of August 18, 2022. Information with respect to ordinary shares owned beneficially after the offering assumes the sale of all of the ordinary shares offered and no other purchases or sales of our ordinary shares. The selling securityholders may offer and sell some, all or none of their ordinary shares.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling securityholders have sole voting and investment power with respect to all ordinary shares that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the selling securityholders, no selling securityholder is a broker-dealer or an affiliate of a broker-dealer.

Name of Selling Securityholder	Ordinary Shares
	Number Owned Prior to Offering	Percent	Number to be Offered Pursuant to this Prospectus(1)	Number Owned After Offering(2)	Percent
Andrew George Rickman(3)	17,462,734	13.3%	17,462,734	-	-
SC Health Holdings Limited(4)	7,187,500	5.3%	7,187,500	-	-
RP Bridge LLC(5)	1,941,187	1.5%	1,941,187	-	-
Roc SPV XIV LLC(6)	1,808,813	1.4%	1,808,813	-	-
Mahesh Karanth(7)	5,520	*	5,520	-	-
Amit Nagra(8)	33,263	*	33,263	-	-
Robert James Rickman(9)	735,319	*	735,319	-	-
Sunit Rikhi(10)	185,597	*	185,597	-	-
Markku Hirvonen(11)	420,648	*	420,648	-	-
Aaron Zilkie(12)	2,483,500	1.9%	2,483,500	-	-
Ara Nazarian(13)	5,545	*	5,545	-	-
Averil Finn(14)	759,131	*	759,131	-	-
Edward Geoffrey Rickman(15)	4,967	*	4,967	-	-
George James Rickman(16)	4,967	*	4,967	-	-
Gregory Finn(17)	284,360	*	284,360	-	-
Hengtong Optic-Electric International Co. Limited(18)	6,949,317	5.3%	6,949,317	-	-
Julia Rickman(19)	24,812	*	24,812	-	-
Morningside Technology Ventures Limited(20)	2,666,561	2.0%	2,666,561	-	-
Moulton Goodies Limited(21)	3,014,452	2.3%	3,014,452	-	-
Rebecca Harriet Rickman(22)	4,967	*	4,967	-	-
Richard von Tscharner(23)	6,003,116	4.6%	6,003,116	-	-
Caroline Brown(24)	62,085	*	62,085	-	-

*	Represents beneficial ownership of less than 1%.
(1)	Represents the number of ordinary shares that may be offered by the selling securityholders using this prospectus. These amounts do not represent any other ordinary shares that the selling securityholder may own beneficially or otherwise.

(2)	Assumes that all ordinary shares being registered under the registration statement of which this prospectus forms a part are sold in this offering, and that none of the selling securityholders acquire additional ordinary shares after the date of this prospectus and prior to completion of this offering.
(3)	Includes 11,462,730 shares held jointly with Dr. Rickman’s former spouse, Nichola Jane Rickman. Dr. Andrew Rickman, OBE serves as the chairman of the Company Board and as the Company’s chief executive officer. Dr. Rickman founded Rockley UK in 2013 and currently serves as its chief executive officer. Dr. Rickman has pledged up to 6.0 million of his Rockley ordinary shares to facilitate the Sponsor’s financing of its PIPE subscription commitment, which, if forfeited in their entirety, would reduce his estimated beneficial ownership by approximately 4%. The lender may have dispositive power over such pledged shares but would not have voting power unless and until such shares are forfeited to the lender. In addition, Sponsor-affiliated entities have agreed to transfer shares held by such entities to Dr. Rickman in exchange for Dr. Rickman’s making available up to 6.0 million of his Rockley ordinary shares to facilitate the Sponsor’s financing of its PIPE subscription commitment, with the number of shares to be transferred to be based on the price performance of Rockley ordinary shares.
(4)	Consists of 2,987,500 ordinary shares and 4,200,000 ordinary shares underlying warrants. SC Health Holdings Limited (the “Sponsor”) is wholly owned by SC Health Group Limited, an affiliate of SC Health. Each of SC Health Group Limited and David Sin may be deemed to beneficially own the shares held by the Sponsor by virtue of their direct and indirect ownership, respectively, of the shares of the Sponsor. Each of SC Health Group Limited and David Sin disclaims beneficial ownership over any securities owned by the Sponsor other than to the extent of any of their respective pecuniary interest therein, directly or indirectly. All of the ordinary shares and warrants held by the Sponsor have been pledged to facilitate the Sponsor’s financing of its PIPE subscription commitment. The lender may have dispositive power over such pledged shares but would not have voting power unless and until such shares are forfeited to the lender. In addition, Sponsor-affiliated entities have agreed to transfer shares held by such entities to Dr. Rickman in exchange for Dr. Rickman’s making available up to 6.0 million of his Rockley ordinary shares to facilitate the Sponsor’s financing of its PIPE subscription commitment, with the number of shares to be transferred to be based on the price performance of Rockley ordinary shares. Subject to the terms of the Sponsor PIPE financings, the Sponsor could cease to beneficially own any Rockley equity.
(5)	Consists of 1,294,124 ordinary shares and 647,062 ordinary shares underlying warrants. Ron Friedman of 207 West 25th St, 9th Floor, New York, NY 10001 is the Manager of RP Bridge LLC.
(6)	Consists of 1,205,875 ordinary shares and 602,938 ordinary shares underlying warrants. Antonio Ruiz-Gimenez and Kerry Propper are each Managing Members of the Management Company of Roc SPV XIV LLC.
(7)	Mahesh Karanth serves as the Company’s chief financial officer. Since December 2017, Mr. Karanth has served as the chief financial officer of Rockley UK.
(8)	Amit Nagra serves as the Company’s chief operating officer. Since 2015, Dr. Nagra has served as the chief operating officer of Rockley UK.
(9)	Consists of 688,756 ordinary shares and 46,563 ordinary shares issuable upon the exercise of outstanding options. Robert James Rickman served as a director of Rockley UK until the consummation of the Business Combination. Mr. Rickman is the brother of Dr. Andrew Rickman, the Company’s chairman of the board and chief executive officer. Dr. Rickman disclaims beneficial ownership over any securities owned by Mr. Rickman.
(10)	Consists of 5,545 ordinary shares and 180,052 ordinary shares issuable upon the exercise of outstanding options. Sunit Rikhi served as a director of Rockley UK until the consummation of the Business Combination. Mr. Rikhi entered into a consulting agreement in connection with his resignation from the board of Rockley UK.
(11)	Consists of 2,207 ordinary shares and 418,441 ordinary shares issuable upon the exercise of outstanding options (including 185,939 options held in the name of Hirvonenventures Oy). Markku Hirvonen served as a director of Rockley UK until the consummation of the Business Combination. Mr. Hirvonen entered into a consulting agreement in connection with his resignation from the board of Rockley UK.
(12)	Aaron Zilkie is Chief Technology Officer, Photonics of the Company.
(13)	Ara Nazarian is Executive Vice President, Engineering of the Company.
(14)	Averil Finn is Vice President, Finance and Corporate Administration of the Company.
(15)	Edward Geoffrey Rickman is the son of Dr. Andrew Rickman, the Company’s chairman of the board and chief executive officer. Dr. Rickman disclaims beneficial ownership over any securities owned by Mr. Rickman.
(16)	George James Rickman is the son of Dr. Andrew Rickman, the Company’s chairman of the board and chief executive officer. Dr. Rickman disclaims beneficial ownership over any securities owned by Mr. Rickman.

(17)	Gregory Finn is Vice President, Business Development of the Company.
(18)	Rockley UK formed a joint venture, Hengtong Rockley Technology Co., Ltd. (“HRT”), with Hengtong Optic-Electric Co., Ltd., a subsidiary of Hengtong Group, Co., Ltd., in 2017. HRT is Rockley’s second largest customer.
(19)	Julia Rickman is the spouse of Dr. Andrew Rickman, the Company’s chairman of the board and chief executive officer. Dr. Rickman disclaims beneficial ownership over any securities owned by Ms. Rickman.
(20)	Each of (i) Frances Anne Elizabeth Richard and Jill Marie Franklin of 2nd Floor, Le Prince de Galles, 3-5 Avenue des Citronniers, MC 98000, Monaco, (ii) Cheung Ka Ho of 22nd Floor, Hang Lung Centre, 2-20 Paterson Street, Causeway Bay, Hong Kong and (iii) Peter Stuart Allenby Edwards of 1 Picaterre, Alderney, GY9 3UP, Channel Islands are directors of Morningside Technology Ventures Limited.
(21)	Any two of the following: Jonathan Paul Moulton, Pauline Moulton, Laurence McNairn and any of the following individuals acting on behalf of Artemis Corporate Services Limited and Artemis Nominees Limited: Justin Jager, Ian Domaille, Ian Clarke, Julia Church, Keren Bown and/or Margaret Hannish may have direct or indirect control over any securities owned by Moulton Goodies Limited.
(22)	Rebecca Harriet Rickman is the daughter of Dr. Andrew Rickman, the Company’s chairman of the board and chief executive officer. Dr. Rickman disclaims beneficial ownership over any securities owned by Ms. Rickman.
(23)	Richard von Tscharner is a significant historical investor in Rockley UK.
(24)	Represents 62,085 ordinary shares issuable upon the exercise of outstanding options. Caroline Brown is a director of the Company and served as a director of Rockley UK until the consummation of the Business Combination.

PLAN OF DISTRIBUTION
We are registering the resale by the selling securityholders or their permitted transferees from time to time of up to 52,048,361 ordinary shares, which includes (i) up to 10,937,500 ordinary shares held by the Sponsor-Related Holders (including 5,450,000 ordinary shares underlying warrants held by the Sponsor-Related Parties) and (ii) 41,110,861 ordinary shares held by certain current and former affiliates of the Company.

We are required to pay all fees and expenses incident to the registration of the ordinary shares to be offered and sold pursuant to this prospectus.

We will not receive any of the proceeds from the sale of the securities by the selling securityholders. The aggregate proceeds to the selling securityholders will be the purchase price of the securities less any discounts and commissions borne by the selling securityholders. The ordinary shares beneficially owned by the selling securityholders covered by this prospectus may be offered and sold from time to time by the selling securityholders. The term “selling securityholders” includes donees, pledgees, transferees, or other successors in interest, including those who receive any of the shares as a gift, pledge, distribution, redemption, repurchase, cancellation, or other non-sale related transfer from a selling securityholder (including after the date of this prospectus). The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling securityholders may sell their shares by one or more of, or a combination of, the following methods:

•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•an exchange or over-the-counter distribution in accordance with the rules of the applicable exchange;
•through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•to or through underwriters or broker-dealers;
•in transactions through broker-dealers that agree with the selling securityholder to sell a specified number of such securities at a stipulated price per security;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•in privately negotiated transactions;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•through a combination of any of the above methods of sale; or
•any other method permitted pursuant to applicable law.
In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of ordinary shares in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of ordinary shares in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell ordinary shares short and redeliver the shares to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling securityholder or borrowed from any selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.
In offering the shares covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP and Travers Thorp Alberga.

EXPERTS
The consolidated financial statements of Rockley Photonics Holdings Limited appearing in Rockley Photonics Holdings Limited’s Annual Report (Form 10-K) for the year ended December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form S-3 that we filed with the SEC under the Securities Act, but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that website is http://www.sec.gov. Except as specifically incorporated by reference into this prospectus, the information on the SEC’s website is not part of this prospectus or the documents incorporated by reference herein, and any references to this website or any other website are inactive textual references only.
Our website address is www.rockleyphotonics.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus or the documents incorporated by reference herein.
The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:
•Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 10, 2022;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed with the SEC on May 12, 2022 and August 12, 2022, respectively;
•Our Current Reports on Form 8-K filed with the SEC on January 21, 2022, January 27, 2022, February 16, 2022 (Form 8-K items 5.02 and 7.01 (furnished not filed)), April 20, 2022, May 12, 2022 (Form 8-K items 1.01, 2.03, 3.02, 7.01 (furnished not filed), 8.01, and 9.01), May 18, 2022, May 31, 2022, June 15, 2022 (Form 8-K items 5.02, 7.01 (furnished not filed) and 9.01), August 5, 2022, and August 10, 2022 (Form 8-K items 5.02, 7.01 (furnished not filed) and 9.01) (each Current Report only to the extent that such Current Report and the disclosure included therein are filed not furnished);
•the description of our securities set forth in our Form 8-A filed with the SEC on August 11, 2021; and
•the description of our securities, which are registered under Section 12 of the Exchange Act, in our registration statement on Form S-3, filed with the SEC on September 6, 2022, including any amendments or reports filed for the purpose of updating such descriptions.
All documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file after the date of this Post-Effective Amendment to the registration statement and prior to the effectiveness of this Post-Effective Amendment to the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. You may request these reports or documents by contacting us at: Rockley Photonics Holdings Limited, 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, United Kingdom WA14 2DT, Attn: Investor Relations, telephone number +44 (0) 1865 292017 or 626-995-0001, email address: investors@rockleyphotonics.com. Our website address is www.rockleyphotonics.com and such reports and documents may be accessed from https://investors.rockleyphotonics.com/financials/sec-filings/default.aspxiv. Information contained on or accessible through Rockley’s website is not a part of the registration statement of which this prospectus forms a part, and the inclusion of Rockley’s website address in this prospectus is an inactive textual reference only.

PART II
Information Not Required in Prospectus
Item 14. Other Expenses of Issuance and Distribution.
The following is an estimate (other than the SEC registration fee) of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee	$54,239.8	**
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous fees and expenses		*

Total expenses	$	*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.
** Previously paid.
     Discounts, concessions, commissions and similar selling expenses attributable to the sale of ordinary shares covered by this prospectus will be borne by the selling securityholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the SEC, as estimated in the table above.
Item 15. Indemnification of Directors and Officers.
The Registrant’s organizational documents limits the Registrant’s directors’ liability to the fullest extent permitted under the laws of the Cayman Islands. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.
The Registrant’s Second Amended and Restated Memorandum and Articles of Association (Exhibit 3.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2021) provides that the Registrant will, in certain situations, indemnify the Registrant’s directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.
In addition, the Registrant enters into separate indemnification agreements with the Registrant’s directors and officers. These agreements, among other things, require the Registrant to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of the Registrant’s directors or officers or any other company or enterprise to which the person provides services at the Registrant’s request.
The Registrant maintains a directors’ and officers’ insurance policy pursuant to which the Registrant’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Second Amended and Restated Memorandum and Articles of Association and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16. Exhibits.
Exhibit
   No.             Description

2.1    Business Combination Agreement and Plan of Merger, dated as of March 19, 2021, by and among SC Health Corporation, Rockley Photonics Limited, Rockley Photonics Holdings Limited and Rockley Mergersub Limited (incorporated by reference from Annex A contained in the Registration Statement on Form S-4 (File No. 333-255109)).
4.1    Assignment, Assumption and Amendment Agreement among Computershare Trust Company, N.A., Computershare Inc., SC Health Corporation, SC Health Holdings Limited and Rockley Photonics Holdings Limited (incorporated by reference from Exhibit 4.2 to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2021).
4.2    Form of Specimen Warrant Certificate of Rockley Photonics Holdings Limited (incorporated by reference from Exhibit 4.3 to the Registration Statement on Form S-4, File No. 333-255109).
4.3    Form of Specimen Ordinary Share Certificate of Rockley Photonics Holdings Limited (incorporated by reference from Exhibit 4.4 to the Registration Statement on Form S-4, File No. 333-255109).
4.4    Indenture (including form of Note) dated May 27, 2022 by and among Rockley Photonics Holdings Limited, each of the guarantor subsidiaries party thereto and Wilmington Savings Fund Society, FSB, as trustee and collateral agent (incorporated by reference from Exhibit 4.5 to the Registrant's Registration Statement on Form S-1, File No. 333-266077).
4.5    First Supplemental Indenture dated August 4, 2022 by and among Rockley Photonics Holdings Limited, each of the guarantor subsidiaries party thereto and Wilmington Savings Fund Society, FSB, as trustee and collateral agent (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed August 5, 2022).
4.6    Form of Ordinary Share Purchase Warrant issued May 27, 2022 (incorporated by reference from Exhibit 4.6 to the Registrant's Registration Statement on Form S-1, File No. 333-266077).
5.1    Opinion of Pillsbury Winthrop Shaw Pittman LLP (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-1 (File No. 333-259398) filed on September 9, 2021).
5.2    Opinion of Travers Thorp Alberga (incorporated by reference to Exhibit 5.2 to the Company’s Registration Statement on Form S-1 (File No. 333-259398) filed on September 9, 2021).
23.1    Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
23.2    Consent of Travers Thorp Alberga (included in Exhibit 5.2).
23.3    Consent of Independent Registered Public Accounting Firm.
24.1    Power of Attorney (included on signature page).
99.1 Form of Registration Rights and Lock-up Agreement (incorporated by reference from Annex G to the Registration Statement on Form S-4 (File No. 333-255109)).
107    Calculation of Filing Fee Table.
Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that: paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 3 to Registration Statement on Form S-1 on Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in London, United Kingdom, on September 19, 2022.

ROCKLEY PHOTONICS HOLDINGS LIMITED

/s/ Dr. Andrew Rickman
Name: Dr. Andrew Rickman
Title: President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Dr. Andrew Rickman, Chad Becker, and Tom Adams and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for his or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

/s/ William Huyett	Lead Independent Director	September 19, 2022
William Huyett

/s/ Dr. Caroline Brown	Director	September 19, 2022
Dr. Caroline Brown

/s/ Karim Karti	Director	September 19, 2022
Karim Karti

/s/ Michele Klein	Director	September 19, 2022
Michele Klein

/s/ Brian Blaser	Director	September 19, 2022
Brian Blaser

/s/ Dr. Pamela Puryear	Director	September 19, 2022
Dr. Pamela Puryear

/s/ Dr. Nicolaus Henke	Director	September 19, 2022
Dr. Nicolaus Henke

/s/ Dr. Richard Kuntz	Director	September 19, 2022
Dr. Richard Kuntz

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 on Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dr. Andrew Rickman	Chairman and Chief Executive Officer and Director (Principal Executive Officer and Authorized Representative in the United States)	September 19, 2022
Dr. Andrew Rickman

/s/ Chad Becker	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 19, 2022
Chad Becker

*	Lead Independent Director	September 19, 2022
William Huyett

*	Director	September 19, 2022
Dr. Caroline Brown

*	Director	September 19, 2022
Karim Karti

*	Director	September 19, 2022
Michele Klein

*	Director	September 19, 2022
Brian Blaser	\

*	Director	September 19, 2022
Dr. Pamela Puryear

*	Director	September 19, 2022
Dr. Nicolaus Henke

*	Director	September 19, 2022
Dr. Richard Kuntz

*By:	/s/ Dr. Andrew Rickman
Dr. Andrew Rickman
Attorney-in-Fact